Exhibit 16.1

September 18, 2013

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549-7561

Dear Sirs/Madams:

We have read Item 4 of Perry Ellis International, Inc.’s Form 8-K dated September 12, 2013, and have the following comments:

1.	We agree with the statements made in the first, third, fourth and fifth paragraphs.

2.	We have no basis on which to agree or disagree with the statements made in the second, sixth and seventh paragraphs.

Yours truly,

/s/ DELOITTE & TOUCHE LLP

Miami, Florida